SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)    August 27, 2004

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois  60045

(Address Of Principal Executive Offices, including Zip Code)

(224) 212-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5.02.              Election of Directors

                Hospira, Inc. announced that William L. Weiss joined the Board of Directors as a Class III Director on August 25, 2004.  Mr. Weiss will serve on the Nominations and Compensation Committee.

                Furnished as Exhibit 99.1, and incorporated herein by reference, is the news release issued by Hospira announcing the election of William L. Weiss as a director of Hospira, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: August 27, 2004		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated August 25, 2004
(furnished pursuant to Item 12).